EX-24





     March 16, 1999




     Mr. R. G. Reherman

     Mr. T. L. Burke

     Southern Indiana Gas and Electric Company

     20 N.W. Fourth Street

     Evansville, Indiana  47741


     J. H. Byington, Jr., Esq.

     Winthrop, Stimson, Putnam & Roberts

     40 Wall Street

     New York, New York  10005


     Dear Gentlemen:


             SIGCORP, Inc. and Southern Indiana Gas and Electric

     Company will each file an Annual Report on Form 10-K for

     the fiscal year ended December 31, 1998 ("Form 10-K")

     before April 1, 1999 which will be accompanied by certain

     exhibits.


             We hereby authorize you, or any one of you, to

     complete said Forms 10-K and to remedy any deficiencies

     with respect to said Forms 10-K by appropriate amendment or amendments; and we hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in

     each of our names, places and steads, both in our

     individual capacities as directors and that of officers of

     SIGCORP, Inc. and Southern Indiana Gas and Electric

     Company, to sign and cause to be filed with the Securities and Exchange Commission said Forms 10-K, any appropriate

     amendment or amendments thereto, and any exhibits thereto.


             The undersigned, SIGCORP, Inc. and Southern Indiana

     Gas and Electric Company, also authorize you and any one of you to sign said Forms 10-K and any amendment or amendments thereto on its behalf as attorney-in-fact for its

     respective officers, and to file the same as aforesaid

     together with exhibits.


     Very truly yours,


     SIGCORP, INC. and

     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY




              R. G. Reherman
     By      R. G. Reherman, Chairman, President

     and Chief Executive Officer, SIGCORP, Inc.

     Chairman, Southern Indiana Gas and

     Electric Company




     John N. Dunn               Ronald G. Reherman

     John M. Dunn               Ronald G. Reherman


     John D. Engelbrecht        Richard W. Shymanski

     John D. Engelbrecht        Richard W. Shymanski


     Andrew E. Goebel            Donald E. Smith

     Andrew E. Goebel            Donald E. Smith

     Robert L. Koch II           James S. Vinson

     Robert L. Koch II           James S. Vinson

     Donald A. Rausch            T. L. Burke

     Donald A. Rausch            T. L. Burke

                                 S. M. Kerney

                                 S. M. Kerney
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